Exhibit 99.1

Intrexon Appoints Dr. Andrew J. Last as Chief Operating Officer

Germantown, MD, August 8, 2016 – Intrexon Corporation (NYSE: XON), a leader in the engineering and industrialization of biology to improve the quality of life and health of the planet, today announced the appointment of Andrew J. Last, Ph.D., as Chief Operating Officer effective August 29, 2016, reporting to Intrexon’s President, Geno Germano. As Chief Operating Officer, Dr. Last will oversee operations across the Company’s multiple technology divisions and operating subsidiaries, driving efficiency and effectiveness in the application of the Company’s assets toward its development projects, Exclusive Channel Collaborations and direct market plays.

Mr. Germano, stated, “Andy is a seasoned business executive who brings highly relevant talent and experience to the COO position at Intrexon. His extensive expertise in both life sciences and agriculture fit in well with our engineering of biology approach with broad applications in these and other markets. We are excited to have him on board and welcome him to the Intrexon team.”

Dr. Last brings to Intrexon 30 years of experience spanning life sciences, including biotechnology, genomics, clinical diagnostics, pharmaceuticals and agrochemicals, with several industry leading companies. Most recently Dr. Last served as the Executive Vice President and Chief Operating Officer of Affymetrix where he was responsible for directing five business units, with each of the units’ leaders reporting to him, and overseeing strategic marketing, product management, R&D, clinical operations, regulatory affairs, QA/QC, and overall manufacturing operations for the company. Additionally, as a member of the Affymetrix management team, he had a key role in defining and leading execution of the corporate turnaround strategy which led to a significant improvement of financial metrics culminating in the company’s $1.4 billion acquisition by Thermo Fisher Scientific. Dr. Last also previously served as the Chief Commercial Officer of Affymetrix directly managing global sales, product management, field marketing, service and support.

“Intrexon has built an enviable portfolio of transformative molecular and cellular technology platforms, development collaborations with world class partners as well as multiple direct market plays through its subsidiary companies,” said Dr. Last. “I am thrilled to be joining the management team, partnering with the operating units and contributing to building a world leading company.”

Prior to joining Affymetrix, Dr. Last was Vice President, Global & Strategic Marketing of Becton Dickinson’ BioSciences Cell Analysis Division & General Manager of Pharmingen, contributing as a member of the executive management team responsible for overall business strategy and execution, as well as driving development across a broad product portfolio. He has also held executive positions with Applied Biosystems and Incyte Genomics. Further, Dr. Last spent a significant tenure with Monsanto Company serving in numerous leadership positions including Director, Worldwide Business and Category Management, and Director, Ortho Home & Garden, for the Solaris Group, as well as Manager, Innovation and Product Development, Europe/Africa, for the Agricultural Group. He is currently an independent member of the Board of Directors of Oncocyte Corporation. Dr. Last received a Bachelor’s Degree in Biological Sciences from the University of Leicester, UK and a Master’s degree in Bio-Aeronautics, as well as a Ph.D. in Agrochemical Specialization, from Cranfield University in the UK.

About Intrexon Corporation

Intrexon Corporation (NYSE:XON) is Powering the Bioindustrial Revolution with Better DNA™ to create biologically-based products that improve the quality of life and the health of the planet. The Company’s integrated technology suite provides its partners across diverse markets with industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com or follow us on Twitter at @Intrexon.

Trademarks

Intrexon, Powering the Bioindustrial Revolution with Better DNA, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations and projections about future events and generally relate to our plans, objectives and expectations for the development of our business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release.

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For more information regarding Intrexon Corporation, contact:

Investor Contact

Christopher Basta

Vice President, Investor Relations

Tel: +1 (561) 410-7052

investors@intrexon.com

Corporate Contact

Marie Rossi, Ph.D.

Senior Manager, Technical Communications

Tel: +1 (301) 556-9850

publicrelations@intrexon.com